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                               PACKAGING AGREEMENT

           This Packaging Agreement (the "Agreement") is made and entered into as of the 30th day of November, 1997 by and between Superior Supplements, Inc., a Delaware corporation ("SSI"), and PDK Labs Inc., a New York corporation ("PDK").

                              W I T N E S S E T H:

           WHEREAS, pursuant to that certain Non-Exclusive Supply Agreement dated as of May 14, 1996, as amended (the "Supply Agreement"), by and between SSI and PDK, SSI manufactures certain vitamins and food supplements in bulk tablet form to PDK's specifications (the "Pills"); and

           WHEREAS, SSI and PDK desire that SSI shall package product for PDK in the "Futurebiotics" product range (the "Futurebiotics' Pills") and shall deliver all such Futurebiotics' Pills in "finished goods" format upon the terms of this Agreement; and

           NOW, THEREFORE, the parties for good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, agree as follows:

         1. Packaging of Futurebiotics' Pills.

                  (a) During the term hereof (the "Term"), as defined at paragraph 3 hereof, SSI shall package Futurebiotics' Pills for PDK pursuant to the Supply Agreement and shall deliver all such Futurebiotics' Pills to PDK in "finished goods" format.

                  (b) SSI will supply all materials used in connection with the packaging of the Futurebiotics' Pills. All packaging for the Futurebiotics' Pills shall meet PDK's specifications.

                  (c) On the date hereof, PDK will sell to SSI all packaging components and labels in PDK's inventory on such date, at PDK's Material Cost. For purposes of this Agreement, "Material Cost" shall mean PDK's actual material expenses incurred in the purchase by PDK of such packaging components, labels and bulk tablets.

           2. Packaging Price and Payment. PDK will pay for the packaging of the Futurebiotics' Pills as follows:


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                  (a) PDK will pay to SSI, SSI's component cost ("Component
Cost") plus the amount set forth in the schedule below per bottle of Futurebiotics' Pills. For purposes of this Agreement "Component Cost" shall mean SSI's actual material expenses incurred in the packaging of the Futurebiotics'

Pills. Such expenses shall not exceed the fair market value of materials used in packaging at the time of purchase by SSI.

                                    PRICING SCHEDULE
                                    ----------------

                       BOTTLE                              UNIT CHARGE
                       ------                              -----------
                        50 CC                                  .25
                        75 CC                                  .25
                       100 CC                                  .25
                       120 CC                                  .25
                       150 CC                                  .25
                     180-200 CC                                .25
                     225-275 CC                                .35
                      300 + CC                                 .35


                  (b) SSI shall invoice PDK upon delivery of each order and all invoices shall be paid by PDK within thirty (30) days of the date of shipment. PDK shall pay all costs and expenses, including reasonable attorney's fees, reasonably incurred by SSI in the collection of any sum payable hereunder by PDK to SSI. In addition to paying the price in effect under this Agreement, PDK shall pay all sales or use taxes applicable to the sale or delivery by SSI or the subsequent use by PDK of any items delivered hereunder.

         3. Term of Agreement.

                  (a) The term of this Agreement (the "Term") shall commence on the date hereof (the "Effective Date") and shall continue for a period of two
(2) years, and thereafter will be automatically renewed for successive one (1) year terms unless either party provides written notice of intent to terminate the Agreement at least ninety (90) days prior to the end of any Agreement Year, as defined below.

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                  (b) For purposes of this Agreement, an "Agreement Year" shall commence on the Effective Date and on each anniversary thereof and shall end on the day before the first anniversary of each such Agreement Year.

           4. Force Majeure. SSI shall not be liable for any delay or failure to perform in accordance with this Agreement if such delay or failure to perform is a result of a strike, lock-out or other labor dispute; riot, insurrection, civil disturbance or other hostility; embargo; inability or delay in obtaining fuel, energy, equipment or power; inability or delay in obtaining labor or materials; inability or delay in obtaining government approvals, permits or licenses; inability or delay in obtaining transportation or other services; fire, flood, lightning, storm, earthquake, or other Act of God; or is a result of causes beyond SSI's reasonable control (each of the foregoing being hereinafter referred to as an "Event of Force Majeure"). In such event, SSI's obligation to perform hereunder shall be suspended for the duration of such Event of Force Majeure. SSI will use reasonable efforts to promptly notify PDK, either orally or in writing, upon learning of the occurrence or potential occurrence of such Event of Force Majeure.

           5. Minimum Annual Purchase by PDK. PDK hereby covenants with SSI, and agrees to purchase from SSI during each year of the Term hereof a minimum of 1,000,000 bottles of Futurebiotics' Pills per annum (the "Minimum Packaging Amount"). In the event that PDK fails to purchase the Minimum Packaging Amount during any year falling during the Term hereof, PDK shall pay SSI the sum of $100,000 (or such lesser sum pro-rated by reference to the percentage of the Minimum Packaging Amount actually purchased by PDK during such year) as liquidated damages. PDK's obligations pursuant to this Section 5 shall be terminated in the event that (a) the packaging for the Futurebiotics' Pills does not meet PDK's specifications, (b) SSI is unable to purchase materials for packaging at fair market value unless PDK supplies the materials used in production pursuant to Section 2, or (c) in the event that this Agreement is terminated pursuant to Section 6 below. All payments made hereunder are solely for packaging and shall not be included towards the cost of the Futurebiotics' Pills supplied pursuant to the Supply Agreement.

         6. Termination of Agreement.

                  (a) In the event of the occurrence of any of the following events: (i) insolvency or the making by a party hereto of an assignment for the benefit of creditors; (ii) the filing by or against a party hereto of, or the entry of an order for relief against a party hereto in, a voluntary or involuntary proceeding under any bankruptcy, insolvency, reorganization or receivership law; (iii) the appointment of a receiver for all or a substantial portion of PDK's property; (iv) the assumption of custody, attachment or sequestration by a court of competent jurisdiction of all

                                      3


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or a significant portion of a party's property; (v) fraudulent conduct by a party hereto in any of its dealings with the other party, the non-defaulting party shall have the right to terminate this Agreement, by written notice to the other party; or (vi) the termination of the Supply Agreement. No assignee for the benefit of creditors, receiver, liquidator, trustee in bankruptcy, sheriff or any other officer of the court or official charged with taking over custody of the assets or business or a party shall have any right to continue performance of this Agreement, and this Agreement may not be assigned by PDK by operation of law.

                  (b) Any failure by either party to terminate this Agreement by reason of one or more of the foregoing acts or events shall not constitute a waiver of the right to terminate this Agreement upon reoccurrence or continuance of such acts or events.

           7. Nondisclosure. Neither party, nor any person controlled by it, shall for any reason other than fulfilling its obligations hereunder, directly or indirectly, for itself or any other person, use or disclose any trade secrets or confidential information, know-how or proprietary information relating to the other party, except to the extent (i) within the public domain; or (ii) pursuant to a subpoena, court order or applicable law.

           8. Relationship of the Parties. The relationship of the parties created hereby is that of independent contractors, and neither party shall have any right or authority to create or assume any obligation of any kind on behalf of the other.

           9. Notices. All notices, requests, demands and other communications required or permitted to be given hereunder shall be in writing and shall be given personally, telegraphed, telefaxed, sent by facsimile transmission or sent by prepaid air courier, same day or overnight messenger or certified, registered or express mail, postage prepaid. Any such notice shall be deemed to have been given (a) when received, if delivered in person, telegraphed, telexed, sent by facsimile transmission and confirmed in writing within three (3) Business Days thereafter or sent by prepaid air courier, same day or overnight messenger or
(b) three (3) Business Days following the mailing thereof, if mailed by certified first class mail, postage prepaid, return receipt requested, in any such case as follows (or to such other address or addresses as a party may have advised the other in the manner provided in this Section 9):

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                  If to SSI, to:

                           Superior Supplements, Inc.
                           270 Oser Avenue
                           Hauppauge, NY  11788
                           Attn: Lawrence D. Simon

                  with copy to:

                           Bernstein & Wasserman, LLP
                           950 Third Avenue, 10th Floor
                           New York, NY  10022
                           Attn:  Hartley T. Bernstein

                  If to PDK, to:

                           PDK Labs Inc.
                           145 Ricefield Lane
                           Hauppauge, NY  11788
                           Attn: Michael Krasnoff


           10. Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Neither party shall assign any of its rights or delegate any of its duties or obligations hereunder without the prior written consent of the other party. Notwithstanding the foregoing, the parties hereto do not intend to create hereby, and this Agreement shall not be read or construed to create or grant, any rights or benefits in or for any person or entity other than the parties hereto and any and all such third party rights or benefits are hereby expressly disclaimed and denied.

           11. Governing Laws. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to principles of conflicts of law, and the parties irrevocably agree to submit any controversy or claim arising out of or relating to this Agreement to a court of competent jurisdiction located in the State of New York. The parties agree that any proceedings arising out of, relating to, or brought for the purpose of enforcing this Agreement, or remedying any breach thereof shall be instituted in the courts of the State of New York, and in no other jurisdiction.


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           12. Counterparts. This Agreement may be executed simultaneously in counterparts, each of which will be deemed to be an original but all of which together will constitute one and the same instrument.

           13. Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

           14. Amendment. This Agreement may be amended only by a writing signed by all parties hereto.

           15. Entire Agreement. This Agreement contains the entire understanding of the parties hereto with respect to its subject matter and supersedes any prior arrangements or understandings (written or otherwise) between them.

           IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the first date written above.

                                            SUPERIOR SUPPLEMENTS, INC.

                                            By: /s/ Lawrence D. Simon
                                                ---------------------

                                            PDK LABS INC.

                                            By: /s/ Michael B. Krasnoff
                                                -----------------------


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